AMENDMENT No.13 TOTHE A320 FAMIL Y PURCHASE AGREEMENT BETWEEN LAT AM AIRLINES GROUP S.A. (formerly known as LAN AIRLINES S.A.) ANO AIRBUS S.A.S. A320NEO • LAN • AMOT 13 • A320NEO Fam,ly PA • CT110119S Page 1 ol 15

AMENDMENT No.13

TO THE

A320 FAMILY PURCHASE AGREEMENT

BETWEEN

LATAM AIRLINES GROUP S.A.
(formerly known as LAN AIRLINES S.A.)

AND

AIRBUS S.A.S.

IN WITNESS WHEREOF this Amendment No.13 to the Agreement was duly entered into the day and year first above written.

Agreed and Accepted

For and on behalf of

LATAM AIRLINES GROUP S.A.

By: Ricardo Bottas

Its: Authorized signatory

Date: 19 December 2025

Agreed and Accepted

For and on behalf of

AIRBUS S.A.S

By:

Its: ______________

Date: ______________

LATAM AIRLINES GROUP S.A.

By: Sebastián Acuto

Its: Authorized signatory

Date: 19 December 2025

IN WITNESS WHEREOF this Amendment No.13 to the Agreement was duly entered into the day and year first above written.

Agreed and Accepted	Agreed and Accepted
For and on behalf of	For and on behalf of
LATAM AIRLINES GROUP S.A.	**AIRBUS S.A.S**
By: ______	By: Paul MEIJERS
Its: ______	Its: Executive Vice President Commercial Transactions
Date: ______	Date: 19 December 2025

LATAM AIRLINES GROUP S.A.

By: ______

Its: ______

Date: ______